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                                                                EXHIBIT 99(d)(4)

                                   [FORM OF]

                          LOUDEYE TECHNOLOGIES, INC.

                            2000 STOCK OPTION PLAN

                         NOTICE OF STOCK OPTION GRANT


((Optionee)) ("Optionee")


     You have been granted an option to purchase Common Stock pursuant to the 2000 Stock Option Plan (the "Option") of Loudeye Technologies, Inc. (the "Company") as follows:

     Date of Grant(Date of Board Approval):  ((GrantDate))

     Vesting Commencement Date:              ((VestingCommenceDate))

     Exercise Price Per Share:               $((ExercisePrice))

     Total Number of Shares Granted:         ((NoSharesGranted))

     Total Exercise Price:                   $((TotalExercisePrice))

     Type of Option:                         ((TypeofOption))

     Term/Expiration Date:                   ((ExpirDate))

     Vesting Schedule:                       ((VestingSchedule))

     Termination Period:                     This Option may be exercised for
                                             three (3) months after termination
                                             of employment or consulting
                                             relationship except as set out in
                                             Sections 6 and 7 of the Stock
                                             Option Agreement (but in no event
                                             later than the Expiration Date).

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the 2000 Stock Option Plan (the "Plan") and the Stock Option Agreement (the "Agreement"), both of which are attached and made a part of this Notice of Stock Option Grant (the "Notice of Grant").

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT OR CONSULTANCY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING

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HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE
FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THE NOTICE OF GRANT, THE AGREEMENT OR THE PLAN, EACH OF WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Agreement and the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Agreement, the Plan and this Notice of Grant, each in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or this Notice of Grant.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

((Optionee)):                          Loudeye Technologies, Inc.



                                       By: /s/ Meena Kang Latta
------------------------------             ------------------------------
Signature                                  Meena Kang Latta
                                           Vice President and General Counsel

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                          LOUDEYE TECHNOLOGIES, INC.

                            2000 STOCK OPTION PLAN

                            STOCK OPTION AGREEMENT


     1. Grant of Option. Loudeye Technologies, Inc., a Delaware corporation formerly known as Encoding.com, Inc. (the "Company"), hereby grants to Optionee an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the "Exercise Price") subject to the terms, definitions and provisions of the Loudeye Technologies, Inc. 2000 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Notice of Stock Option Grant or Plan shall have the same defined meanings in this Stock Option Agreement.

     2. Designation of Option. The Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

     Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(c) of the Plan.

     3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the provisions of Section 10 of the Plan as follows:

          (a)  Right to Exercise.

               (i)   This Option may not be exercised for a fraction of a share.

               (ii) In the event of Optionee's death, disability or other termination of employment or consulting relationship, the exercisability of the Option is governed by Sections 5, 6 and 7 below, subject to the limitations contained in this Section 3.

               (iii) In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

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          (b)  Method of Exercise.

               (i) This Option shall be exercisable by execution and delivery of the exercise notice attached hereto as Exhibit A (the "Exercise Agreement") or of any other form of written notice approved for such purpose by the Company which shall state Optionee's election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

               (ii) As a condition to the exercise of this Option and as further set forth in Section 12 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

               (iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

     4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

          (a)  cash or check; or

          (b) following the date, if any, upon which the Common Stock is a Listed Security, delivery of a properly executed exercise notice together with irrevocable instructions to a broker, approved by the Company, to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price.

     5. Termination of Relationship. In the event of termination of Optionee's Continuous Status as an Employee or Consultant, Optionee may, to the extent otherwise so

                                      -4-
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entitled at the date of such termination (the "Termination Date"), exercise this
Option during the Termination Period set forth in the Notice of Stock Option Grant. To the extent that Optionee was not entitled to exercise this Option at such Termination Date, or if Optionee does not exercise this Option within the Termination Period, the Option shall terminate.

     6.   Disability of Optionee

          (a) Notwithstanding the provisions of Section 5 above, in the event of termination of Continuous Status as an Employee or Consultant as a result of Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the Termination Date (but in no event later than the Expiration Date set forth in the Notice of Stock Option Grant and in Section 9 below), exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date. To the extent that Optionee was not entitled to exercise the Option as of the Termination Date, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

          (b) Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee's consulting relationship or Continuous Status as an Employee as a result of any disability not constituting a total and permanent disability (as set forth in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the Termination Date (but in no event later than the Expiration Date set forth in the Notice of Stock Option Grant and in Section 9 below), exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date; provided, however, that if this is an Incentive Stock Option and Optionee fails to exercise this Incentive Stock Option within three (3) months from the Termination Date, this Option will cease to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) and Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such exercise in an amount generally measured by the difference between the Exercise Price for the Shares and the fair market value of the Shares on the date of exercise. To the extent that Optionee was not entitled to exercise the Option at the Termination Date, or if Optionee does not exercise such Option to the extent so entitled within the time specified in this
Section 6(b), the Option shall terminate.

     7. Death of Optionee. In the event of the death of Optionee (a) during the Term of this Option and while an Employee or Consultant of the Company and having been in Continuous Status as an Employee or Consultant since the date of grant of the Option, or (b) within thirty (30) days after Optionee's Termination Date, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the Expiration Date set forth in the Notice of Stock Option Grant and in Section 9 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the Termination Date.

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     8.   Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     9. Term of Option. This Option may be exercised only within the Term set forth in the Notice of Stock Option Grant, subject to the limitations set forth in Section 7 of the Plan.

     10. Tax Consequences. Set forth below is a brief summary as of the date of this Option of certain of the federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a)  Incentive Stock Option.

               (i) Tax Treatment upon Exercise and Sale of Shares. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise. If Shares issued upon exercise of an Incentive Stock Option are held for at least one year after exercise and are disposed of at least two years after the Option grant date, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares issued upon exercise of an Incentive Stock Option are disposed of within such one-year period or within two years after the Option grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the fair market value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

               (ii) Notice of Disqualifying Dispositions. With respect to any Shares issued upon exercise of an Incentive Stock Option, if Optionee sells or otherwise disposes of such Shares on or before the later of (i) the date two years after the Option grant date, or (ii) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

          (b) Nonstatutory Stock Option. If this Option does not qualify as an Incentive Stock Option, there may be a regular federal (and state) income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the

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applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. If Shares issued upon exercise of a Nonstatutory Stock Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

     11. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.


                        [End of Stock Option Agreement]

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                                   EXHIBIT A

                              NOTICE OF EXERCISE

To:       Loudeye Technologies, Inc.
Attn:     Stock Option Administrator
Subject:  Notice of Intention to Exercise Stock Option

     This is official notice that the undersigned ("Optionee") intends to exercise Optionee's option to purchase __________ shares of Loudeye Technologies, Inc. Common Stock, under and pursuant to the Company's 2000 Stock Option Plan and the Stock Option Agreement dated ______________________, as follows:

          Grant Number:
                            -----------------------------------------

          Date of Purchase:
                            -----------------------------------------

          Number of Shares:
                            -----------------------------------------

          Purchase Price:
                            -----------------------------------------

          Method of Payment
          of Purchase Price:
                            -----------------------------------------

     Social Security No.:
                          -------------------------------------------

     The shares should be issued as follows:

          Name:
                   --------------------------------------------------

          Address:
                   --------------------------------------------------


                   --------------------------------------------------


                   --------------------------------------------------

          Signed:
                   --------------------------------------------------

          Date:
                   --------------------------------------------------